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                                                                      EXHIBIT 11

                             STOCK OPTION AGREEMENT
                 PATTERSON-UTI ENERGY, INC. AMENDED AND RESTATED
                          1997 LONG-TERM INCENTIVE PLAN

         THIS STOCK OPTION AGREEMENT (this "Agreement") is effective as of July 20, 2001, between Patterson-UTI Energy, Inc., a Delaware corporation ("Patterson-UTI"), and Mark S. Siegel (the "Employee").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, by virtue of the merger with UTI Energy Corp. Patterson-UTI has assumed the Patterson-UTI Energy, Inc. Amended and Restated 1997 Long-Term Incentive Plan (the "Plan"); and

         WHEREAS, the Employee is currently an employee of Patterson-UTI, and Patterson-UTI desires to encourage the Employee to remain in Patterson-UTI's service and, as an inducement thereto, has determined to grant to the Employee pursuant to the Plan the option provided for herein.

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Patterson-UTI and the Employee hereby agree as follows:

         1. Grant. Effective as of July 20, 2001 (the "Date of Grant"), Patterson-UTI hereby grants to the Employee pursuant to the terms and conditions of the Plan an option (the "Option") to purchase 250,000 shares of Common Stock at a price of $15.85 per share (the "Option Price"). The Option shall be for a term commencing on July 20, 2001 and ending on July 19, 2011 (unless such Option terminates earlier as provided in this Agreement or as set forth under the terms of the Plan). The Option is subject to the terms and provisions of the Plan, which are hereby incorporated herein by reference and the terms and provisions of this Agreement. The Option shall vest and be exercisable as follows:

                  (a) on July 20, 2002, the Option shall be vested and become exercisable with respect to 50,000 shares subject to the Option; and

                  (b) on the 20th day of each month of the forty-seven (47) months thereafter, 4,167 shares subject to the Option shall be vested and become exercisable and on the 20th day of the forty-eighth month 4,151 shares subject to the Option shall be vested and become exercisable; and

                  (c) to the extent not exercised, installments shall be cumulative and may be exercised in whole or in part; and

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                  (d) notwithstanding any other provision of this Agreement, this Option, when exercised, to the extent exercisable must be exercised in full or in installments of not less than 100 shares of stock (adjusted proportionately to any adjustments described in Section 2(b) of this Agreement).

         2. Changes in Patterson-UTI's Capital Structure. (a) The existence of the Option shall not affect in any way the right or power of Patterson-UTI or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Patterson-UTI's capital structure or its business, or any merger or consolidation of Patterson-UTI, or any issue of bonds, debentures or preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of Patterson-UTI, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) The number of shares of Common Stock subject to the Option, the Option Price and the securities issuable and other property payable upon exercise of the Option shall be subject to adjustment as provided in the Plan.

         3. Change of Control. Notwithstanding the vesting schedule set forth in
Section 1 of this Agreement, all unvested Options will immediately vest and become immediately exercisable upon a Change of Control as defined in the Plan. Furthermore, notwithstanding Section 7 (a)-(e) of this Agreement, such Options will remain exercisable for three years following the Employee's termination of employment following a Change of Control (but not beyond July 19, 2011) for any reason other than a termination of employment for dishonesty (as determined by the Committee hereinafter defined), conviction of a felony, willful unauthorized disclosure of confidential information (as determined by the Committee), or willful refusal to perform the duties of such Employee's position (as determined by the Committee), in which event such Option shall terminate one day less than three months following the Employee's termination of employment.

         4. Exercise of Options. The Option may be exercised from time to time as to the total number of shares that may then be issuable upon the exercise thereof or any portion thereof by giving written notice of such exercise in substantially the form attached hereto as Exhibit A.

         5. Assignment. The Option may not be transferred or assigned in any manner by the Employee except by will or the laws of descent and distribution, and shall be exercisable during the Employee's lifetime only by him or her.

         6. Requirements of Law. Patterson-UTI shall not be required to sell or issue any shares on the exercise of the Option if the issuance of such shares shall constitute a violation by the Employee or Patterson-UTI of any provisions of any law or regulation of any governmental authority. The Option shall be subject to the requirements that, if at any time the Board of Directors of Patterson-UTI or the committee of the Board of Directors of Patterson-UTI administering the Plan (the "Committee") shall determine that the listing, registration or qualification of the shares subject

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thereto upon any securities exchange or under any state or federal law of the
United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. If required at any time by the Board of Directors or the Committee, the Option may not be exercised until the Employee has delivered an investment letter to Patterson-UTI. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of the Option, Patterson-UTI shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect that the Employee will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Committee has been received by Patterson-UTI to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of the Option are not registered under the Securities Act of 1933, Patterson-UTI may imprint on the certificate for such shares the following legend or any other legend that counsel for Patterson-UTI considers necessary or advisable to comply with Securities Act of 1933:

                  The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

         Patterson-UTI may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933. Patterson-UTI shall not be obligated to take any other affirmative action to cause the exercise of the Option or the issuance of shares of Common Stock pursuant thereto to comply with any law or regulation of any governmental authority.

         7. Termination. The Option, to the extent it shall not previously have been exercised, shall terminate on the earlier of the following unless the Committee extends the term of this Option to a period not extending beyond July 19, 2011:

                  (a) One day less than three months after the date of the severance, upon severance of the employment relationship between Patterson-UTI and the Employee for cause, as defined in the Plan, during which period the Employee or, if the Employee should die within such three month period, the Employee's executor or administrator or the person or persons to whom the Option shall be transferred by the Employee's will or the laws of descent and distribution, shall be entitled to exercise the Option in respect of the number of shares that the Employee would have been entitled to purchase had the Employee exercised the Option on the date of such severance of employment;


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                  (b) On the last day within the one year period commencing on the date of severance of the employment relationship between Patterson-UTI and the Employee, for any reason other than cause or the death, disability or retirement of the Employee, during which period the Employee or, if the Employee should die within such one year period, the Employee's executor or administrator or the person or persons to whom the Option shall have been transferred by the Employee's will or the laws of descent and distribution shall be entitled to exercise the Option in respect of the number of shares that the Employee would have been entitled to purchase as of the date of such retirement;

                  (c) On the last day within the one year period commencing on the date on which the Employee ceases to be in the employment of Patterson-UTI because of disability, during which period the Employee or, if the Employee should die within such one year period, the Employee's executor or administrator or the person or persons to whom the Option shall be transferred by the Employee's will or the laws of descent and distribution, shall be entitled to exercise the Option in respect to the number of shares that the Employee would have been entitled to purchase had the Employee exercised the Option on the date of severance because of disability;

                  (d) On the last day within the one year period commencing on the date of the Employee's death while in the employment of Patterson-UTI, during which period the executor, administrator or any person or persons to whom the Option shall have been transferred by the Employee's will or the laws of descent and distribution shall be entitled to exercise the Option in respect of the number of shares that the Employee would have been entitled to purchase had the Employee been alive on such date;

                  (e) On the last day within the one year period commencing on the date on which the Employee retires in accordance with provisions of Patterson-UTI's then existing policies regarding retirement as applied by the Committee, during which period the Employee or, if the Employee should die within such one year period, the Employee's executor or administrator or the person or persons to whom the Option shall have been transferred by the Employee's will or the laws of descent and distribution shall be entitled to exercise the Option in respect of the number of shares that the Employee would have been entitled to purchase as of the date of such retirement; and

                  (f) On July 19, 2011.

         8. Amendment. This Agreement may not be changed, amended or modified except by an agreement in writing signed on behalf of each of the parties hereto.

         9. No Rights as a Stockholder. The Employee shall not have any rights as a stockholder with respect to any shares of Common Stock issuable upon the exercise of the Option until the date of issuance of the stock certificate or certificates representing such shares following the Employee's exercise of the Option pursuant to its terms and conditions and payment for such shares. Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other distributions made with respect to the Common Stock the record date for the payment of which is prior to the date

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of issuance of the stock certificate or certificates representing such shares following the Employee's exercise of the Option.

         10. Governing Law. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Texas. Any invalidity of any provision of this Agreement shall not affect the validity of any other provision.

         11. Notices. All notices, demands, requests or other communications hereunder shall be in writing and shall be deemed to have been duly made or given if mailed by registered or certified mail, return receipt requested. Any such notice mailed to Patterson-UTI shall be addressed to its principal executive office. If to the physical location, 4510 Lamesa Highway, Snyder, Texas 79549; if to the mailing address, P.O. 1416, Snyder, Texas 79550 (attention: Vice President-Finance), and any notice mailed to the Employee shall be addressed to the Employee's residence address as it appears on the books and records of Patterson-UTI or to such other address as either party may hereafter designate in writing to the other.

         12. Employment Obligation. The granting of the Option by Patterson-UTI to the Employee shall not impose upon Patterson-UTI any obligation to employ or continue to employ the Employee; and the right of Patterson-UTI to terminate the employment of the Employee with Patterson-UTI shall not be diminished or affected by reason of the grant of the Option to the Employee pursuant to this Agreement.

         13. Binding Effect. This Agreement shall, except as otherwise provided to the contrary in this Agreement or in the Plan, inure to the benefit of and bind the successors and assigns of Patterson-UTI. This Agreement shall, except as otherwise provided to the contrary in this Agreement or in the Plan, inure to the benefit of and bind the heirs, executors, administrators and legal representatives of the Employee.

         14. Plan Controls. This Agreement is subject in all respects to the terms and conditions of the Plan, which are deemed incorporated by reference herein. In the event any terms of this Agreement contradict or are inconsistent with the terms of the Plan, the terms of the Plan shall control.


                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first above mentioned.

                                   PATTERSON-UTI ENERGY, INC.:



                                   By:
                                      ------------------------------------------
                                      Cloyce A. Talbott, Chief Executive Officer


                                   EMPLOYEE:


                                   ---------------------------------------------
                                                  Mark S. Siegel

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                                    EXHIBIT A
                           PATTERSON-UTI ENERGY, INC.
               AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN

                            EXERCISE OF STOCK OPTION


Patterson-UTI Energy, Inc.
4510 Lamesa Highway
P.O. Box 1416
Snyder, TX 79550
Attention: Vice President-Finance

Gentlemen:

         The undersigned Optionee, Mark S. Siegel, hereby exercises the Option granted to him pursuant to the Patterson-UTI Energy, Inc. Amended and Restated 1997 Long-Term Incentive Plan dated as of July 20, 2001 between Patterson-UTI Energy, Inc. and the Optionee with respect to _________ Common Shares covered by said Option, and tenders herewith $__________ in payment of the purchase price thereof by delivery of _________________.

                  The name and registered address on such certificate should be:


                               ---------------------------


                               ---------------------------


                               ---------------------------


                  The Optionee's social security number is:                .
                                                           ----------------



                                             -----------------------------------
                                             Optionee



Dated:
      -----------------------------